Exhibit 99.1

NASDAQ: ONB

oldnational.com

FOR IMMEDIATE RELEASE October 26, 2015	Contacts:
Media:
Kathy A. Schoettlin – (812) 465-7269
Executive Vice President – Communications

Financial Community:
Lynell J. Walton – (812) 464-1366
Senior Vice President – Investor Relations

Old National Bancorp’s 3rd quarter highlighted by 5.6% annualized loan growth and reduction in noninterest expenses

3RD QUARTER HIGHLIGHTS:

•	Earnings of $37.7 million, or $.33 per common share

•	Adjusted net income[1] of $29.4 million, or $.26 per share

•	Loan growth of $98.0 million, or 5.6% annualized, over 2Q15, excludes loans sold and covered loans

•	Stable Core Net Interest Margin

•	Increase in tangible book value[1] of 3.8%

•	Decline in noninterest expenses

[1]	Adjusted net income and tangible book value are non-GAAP measures – refer to Tables 1&2 for non-GAAP reconciliations

Evansville, Ind. (October 26, 2015) – Today Old National Bancorp (the “Company” or “Old National”) (NASDAQ: ONB) reported 3rd quarter 2015 net income of $37.7 million, or $.33 per share. These reported quarterly results compare to net income of $26.2 million in the 2nd quarter of 2015 and $29.1 million recorded in the 3rd quarter of 2014.

Included in 3rd quarter 2015 results were $15.4 million in net pre-tax gains as well as $2.0 million in pre-tax charges relating to several strategic initiatives. These initiatives include branch sales and consolidations and integration activity. Excluding the impact of these items, Old National would have reported net income of $29.4 million, or $.26 per share. In addition, the Durbin Amendment to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 became effective for Old National beginning July 1, 2015, resulting in a 3rd quarter decline in interchange income of $2.7 million.

Also today the Company announced its quarterly cash dividend of $.12 per share. The dividend is payable December 15, 2015, to shareholders of record on December 1, 2015. For purposes of broker trading, the ex-date of the cash dividend is November 27, 2015.

“This was a quarter that saw us continue to execute successfully on our organic growth strategy,” said President & CEO Bob Jones. “Our loan portfolio saw continued growth, along with excellent credit metrics. We believe this, along with the reduction in our expenses, positions us well for 2016 and beyond.”

Committed to our Strategic Imperatives and 2015 Initiatives

Old National’s continued steady performance and strong credit and capital positions can be attributed to the Company’s unwavering commitment to the three strategic imperatives that have guided Old National for 10 years:

1. Strengthen the risk profile; 2. Enhance management discipline; and 3. Achieve consistent quality earnings.

Guided by these three strategic imperatives, Old National’s primary initiatives for 2015 are: 1. Continue to grow organic revenue; 2. Improve operating leverage; and 3. Prudent use of capital, all while maintaining a strong credit culture.

Grow Organic Revenue

Balance Sheet and Net Interest Margin

Impacting Old National’s balance sheet in the 3rd quarter were the completion of two sales, totaling 17 banking centers, $193.6 million in loans and $555.8 million in deposits. These sales were both completed on August 14, 2015.

At September 30, 2015, total period-end loans, including loans held for sale, decreased $117.1 million to $6.867 billion from $6.984 billion at June 30, 2015. This decline is attributable to the banking center sales discussed in the preceding paragraph. Excluding the impact of these banking center sales and the change in covered loans, Old National had organic loan growth of $98.0 million, or 5.6%, in the 3rd quarter. The Louisville, Kentucky market, including the Company’s new Lexington office, the Terre Haute & Lafayette, Indiana market and the Kalamazoo, Michigan market were the best producing regions, increasing $37.8 million, $14.7 million and $11.2 million, respectively, over June 30, 2015, loan balances.

Total core deposits at September 30, 2015, including demand and interest-bearing deposits, decreased $201.7 million to $8.561 billion, compared to the $8.763 billion at June 30, 2015. This decline is attributable to the banking center sales discussed above. Excluding the impact of these banking center sales, Old National’s deposits grew $354.1 million in the 3rd quarter.

Net interest income in the 3rd quarter of 2015 totaled $97.1 million compared to $92.1 million in the 2nd quarter of 2015, and $108.4 million in the 3rd quarter of 2014. Net interest income on a fully taxable equivalent basis was $102.1 million for the 3rd quarter of 2015 and represented a net interest margin on total average earning assets of 3.94%. These results compare to net interest income on a fully taxable equivalent basis of $96.9 million and a margin of 3.75% in the 2nd quarter of 2015. In the 3rd quarter of 2014, Old National reported net interest income on a fully taxable equivalent basis of $112.9 million and a margin of 4.78%. Refer to Tables A, B and C for Non-GAAP taxable equivalent reconciliations.

As part of net interest income, Old National recorded $20.6 million, or an 80 basis point contribution to net interest margin, in accretion income in the 3rd quarter of 2015 related to purchase accounting discounts from various acquisitions. Total accretion income in the 2nd quarter of 2015 and the 3rd quarter of 2014 reported by Old National was $15.6 million, or a 60 basis point net interest margin contribution, and $34.3 million, or a 146 basis point net interest margin contribution, respectively. Excluding accretion income, the core net interest margin was 3.14%, 3.15% and 3.32%, for the 3rd quarter of 2015, the 2nd quarter of 2015 and the 3rd quarter of 2014, respectively.

Fees, Service Charges and Other Revenue

Total fees, service charges and other revenue represent an important component of Old National’s revenue stream and amounted to $58.8 million for the 3rd quarter of 2015. This compares to $54.4 million in the 2nd quarter of 2015 and $31.7 million in the 3rd quarter of 2014. Included in the 3rd quarter of 2015 is a $15.4 million net gain relating to the branch sales. The current quarter also contained a $6.6 million unfavorable change in the indemnification asset relating to the 2011 FDIC-assisted acquisition of Integra Bank, compared to unfavorable changes of $1.5 million and $19.1 million recorded in the 2nd quarter of 2015 and the 3rd quarter of 2014, respectively. In addition, the Durbin Amendment to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 became effective for Old National beginning July 1, 2015, resulting in a 3rd quarter decline in interchange income of $2.7 million.

Improve Operating Leverage

Old National recorded $102.6 million of total noninterest expenses in the 3rd quarter of 2015 compared to $109.7 million in the 2nd quarter of 2015 and $100.0 million recorded in the 3rd quarter of 2014. Included in 3rd quarter of 2015 are $2.0 million pre-tax charges relating to the Company’s strategic initiatives described on page 1 of this release. This compares to $5.5 million in similar charges recorded in the 2nd quarter of 2015. Also impacting year-over-year comparisons are the operational costs associated with the United, LSB and Founders acquisitions, which closed in July and November of 2014, and January of 2015, respectively, adding 27 branches to the Old National franchise. As of September 30, 2015, Old National has 164 branches throughout its franchise.

Prudent Use of Capital

Old National’s capital position remained above regulatory guideline minimums at September 30, 2015, with regulatory tier 1 and total risk-based capital ratios of 12.5% and 13.2%, respectively, compared to 11.6% and 12.2% at June 30, 2015, and 13.0% and 13.8% at September 30, 2014. Old National repurchased .7 million shares of stock in the open market during the 3rd quarter of 2015 and has .3 million shares remaining under the current authorization.

The following table presents Old National’s risk-based and leverage ratios compared to industry requirements:

	Fully Phased-In Regulatory Guidelines Minimum	Consolidated ONB at September 30, 2015
Tier 1 Risk-Based Capital Ratio	> 8.5%	12.5%
Total Risk-Based Capital Ratio	> 10.5%	13.2%
Common Equity Tier 1 Capital Ratio	> 7.0%	12.1%
Tier 1 Leverage Capital Ratio	> 4.0%	8.4%

Old National’s ratio of tangible common equity to tangible assets was 7.56% at September 30, 2015, compared to 7.23% at June 30, 2015, and 8.23% at September 30, 2014. Refer to Table 2 for Non-GAAP reconciliations.

Maintain a Strong Credit Culture

Old National recorded provision expense of $.2 million and had net recoveries of $.9 million in the 3rd quarter of 2015. These results compare to $2.3 million in provision expense and net charge-offs of $1.0 million, and a provision expense of $2.6 million and net charge-offs of $.5 million, in the 2nd quarter of 2015 and the 3rd quarter of 2014, respectively. Net recoveries for the 3rd quarter of 2015 were .05% of average total loans on an annualized basis, compared to net charge-offs of .06% of average total loans in the 2nd quarter of 2015 and net charge-offs of .03% of average total loans in the 3rd quarter of 2014. On a year-to-date basis, Old National reported net recoveries of $.9 million and recorded provision expense of $2.4 million.

At September 30, 2015, Old National’s allowance for loan losses was $51.2 million, or .75% of total loans, compared to an allowance of $50.2 million, or .74% of total loans at June 30, 2015, and $48.3 million, or .77% of total loans, at September 30, 2014. The coverage ratio (allowance to non-performing loans) stood at 33% at September 30, 2015, compared to 28% at June 30, 2015, and 29% at September 30, 2014. Impacting these ratios are the Company’s recent acquisitions in which the loan portfolios were booked at fair value in accordance with ASC 805. Therefore, no allowance for loan losses is recorded on the acquisition date.

The following table presents certain credit quality metrics related to Old National’s loan portfolio:

($ in millions)	3Q14	2Q15	3Q15
Non-Performing Loans (NPLs)	$164.6	$181.4	$154.8
Problem Loans (Including NPLs)	245.1	257.1	252.4
Special Mention Loans	175.8	173.9	141.2
Net Charge-Off(Recoveries) Ratio	.03%	.06%	(.05)%
Provision for Loan Losses	$2.6	$2.3	$.2
Allowance for Loan Losses	48.3	50.2	51.2

About Old National

Old National Bancorp (NASDAQ: ONB), the holding company of Old National Bank, is the largest financial services holding company headquartered in Indiana and, with $11.9 billion in assets, ranks among the top 100 banking companies in the U.S. Since its founding in Evansville in 1834, Old National Bank has focused on community banking by building long-term, highly valued partnerships with clients. Today, Old National’s footprint includes Indiana, Western Kentucky and Louisville, East Central Illinois and Central and Western Michigan. In addition to providing extensive services in retail and commercial banking, wealth management, investments and brokerage, Old National also owns Old National Insurance, one of the 100 largest brokers in the U.S. For more information and financial data, please visit Investor Relations at oldnational.com.

Conference Call

Old National will hold a conference call at 10:00 a.m. Central Time on Monday, October 26, 2015, to discuss third-quarter 2015 financial results, strategic developments, and the Company’s financial outlook. The live audio web cast of the call, along with the corresponding presentation slides, will be available on the Company’s Investor Relations web page at oldnational.com and will be archived there for 12 months. A replay of the call will also be available from 1:00 p.m. Central Time on October 26 through November 9. To access the replay, dial 1-855-859-2056, Conference ID Code 45967302.

Use of Non-GAAP Financial Measures

This earnings release contains GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding Old National’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this release or the Quarterly Financial Trends supplement to this earnings release, which can be found on Investor Relations at oldnational.com.

Table 1: Non-GAAP Reconciliation-Adjusted Net Income

($ in millions, shares in 000s)	Reported 3Q15	Adjustments	Adjusted 3Q15
Total Revenues (FTE Basis)	$161.8	$(15.4)	$146.4
Less: Provision for Loan Losses	(.2)	—	(.2)
Less: Noninterest Expenses	(102.6)	2.0	(100.6)
Income before Income Taxes	$59.0	$(13.4)	$45.6
Income Taxes	(21.4)	5.1	(16.2)
Net Income	$37.7	$(8.3)	$29.4
Average Shares Outstanding	115,153	—	115,153
Earnings Per Share	$.33	$(.07)	$.26

Table 2: Non-GAAP Reconciliation-Tangible Book Value and Tangible Equity to Tangible Assets

(end of period balances - $ in millions, shares in 000s)	Sept. 30, 2014	June 30, 2015	Sept. 30, 2015
Total Shareholders’ Equity	$1,407.2	$1,456.7	$1,476.0
Deduct: Goodwill and Intangible Assets	(530.5)	(629.5)	(622.8)
Tangible Shareholders’ Equity	$876.7	$827.3	$853.2
Total Assets	$11,179.8	$12,075.8	$11,915.2
Add: Trust Overdrafts	.1	0.1	0.1
Deduct: Goodwill and Intangible Assets	(530.5)	(629.5)	(622.8)
Tangible Assets	$10,649.4	$11,446.4	$11,292.5
Tangible Equity to Tangible Assets	8.23%	7.23%	7.56%
Common Shares Outstanding	113,984	115,205	114,523
Tangible Book Value	$7.69	$7.18	$7.45

Forward-Looking Statement

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, descriptions of Old National Bancorp’s (“Old National’s”) financial condition, results of operations, asset and credit quality trends and profitability. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to: expected cost savings, synergies and other financial benefits from the recently completed mergers might not be realized within the expected timeframes and costs or difficulties relating to integration matters might be greater than expected; expected cost savings in connection with recent branch divestitures may not be fully realized, and deposit attrition, customer loss, and revenue loss may be greater than expected; market, economic, operational, liquidity, credit and interest rate risks associated with Old National’s business; competition; government legislation and policies (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and its related regulations); ability of Old National to execute its business plan; changes in the economy which could materially impact credit quality trends and the ability to generate loans and gather deposits; failure or circumvention of our internal controls; failure or disruption of our information systems; significant changes in accounting, tax or regulatory practices or requirements; new legal obligations or liabilities or unfavorable resolutions of litigations; disruptive technologies in payment systems and other services traditionally provided by banks; computer hacking and other cybersecurity threats; other matters discussed in this press release and other factors identified in our Annual Report on Form 10-K and other periodic filings with the SEC. These forward-looking statements are made only as of the date of this press release, and Old National does not undertake an obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this press release.

OLD NATIONAL BANCORP

Financial Highlights (Table A)

	Three-Months Ended
($ in thousands except per-share data) (FTE) Fully taxable equivalent basis.	Sept. 30, 2015	June 30, 2015	$ Change	% Change
Income Data:
Net Interest Income	$97,104	$92,097	$5,007	5.4
Taxable Equivalent Adjustment	4,965	4,757	208	4.4
Net Interest Income (FTE)	102,069	96,854	5,215	5.4
Fees, Service Charges and Other Revenues	58,812	54,425	4,387	8.1
Securities Gains (Losses) (a)	861	512	349	68.2
Derivative Gains (Losses)	71	42	29	69.0
Total Revenue (FTE)	161,813	151,833	9,980	6.6
Provision for Loan Losses	167	2,271	(2,104)	(92.6)
Noninterest Expense	102,617	109,690	(7,073)	(6.4)
Income before Taxes	59,029	39,872	19,157	48.0
Provision for Taxes (FTE)	21,360	13,716	7,644	55.7
Net Income	37,669	26,156	11,513	44.0

Per Common Share Data: (Diluted) (b)
Net Income Attributable to Common Shareholders	0.33	0.22	0.11	50.0
Average Diluted Shares Outstanding	115,153	116,223	(1,070)	(0.9)
Book Value	12.89	12.64	0.25	2.0
Stock Price	13.93	14.46	(0.53)	(3.7)

Performance Ratios:
Return on Average Assets	1.26%	0.88%	0.38%	43.2
Return on Average Common Equity (c)	10.27	7.11	3.16	44.4
Net Interest Margin (FTE)	3.94	3.75	0.19	5.1
Other Expense to Revenue (Efficiency Ratio) (d)	61.97	70.52	(8.55)	(12.1)
Net Charge-offs to Average Loans (e)	(0.05)	0.06	(0.11)	(183.3)
Reserve for Loan Losses to Ending Loans (e)	0.75	0.74	0.01	1.4
Non-Performing Loans to Ending Loans (e)	2.26	2.68	(0.42)	(15.7)

Balance Sheet:
Average Assets	$11,927,809	$11,911,639	$16,170	0.1
End of Period Balances:
Assets	11,915,163	12,075,820	(160,657)	(1.3)
Investments	3,460,917	3,471,440	(10,523)	(0.3)
Money Market Investments (f)	15,491	16,228	(737)	(4.5)
Commercial Loans and Leases	1,750,809	1,788,912	(38,103)	(2.1)
Commercial Real Estate Loans	1,870,169	1,806,251	63,918	3.5
Consumer Loans	1,568,680	1,528,799	39,881	2.6
Residential Real Estate Loans	1,658,240	1,642,100	16,140	1.0
Loans Held for Sale	18,783	217,667	(198,884)	(91.4)
Earning Assets	10,343,089	10,471,397	(128,308)	(1.2)
Core Deposits (Excluding Brokered CDs)	8,561,114	8,762,770	(201,656)	(2.3)
Borrowed Funds (Including Brokered CDs)	1,655,431	1,646,586	8,845	0.5
Common Shareholders’ Equity	1,476,002	1,456,723	19,279	1.3

(a)	Includes no other-than-temporary impairment in third-quarter 2015 or second-quarter 2015.
(b)	Assumes conversion of stock options and restricted stock.
(c)	Based on average common shareholders’ equity of $1,466,677 and $1,471,922, respectively, for September 30, 2015, and June 30, 2015.
(d)	Noninterest expense before amortization of intangibles as a percent of FTE net interest income and noninterest revenues, excluding net gains from securities transactions.
(e)	Excludes loans held for sale.
(f)	Includes money market investments and Federal Reserve interest earning accounts.

OLD NATIONAL BANCORP

Financial Highlights (Table B)

	Three-Months Ended
($ in thousands except per-share data) (FTE) Fully taxable equivalent basis.	Sept. 30, 2015	Sept. 30, 2014	$ Change	% Change
Income Data:
Net Interest Income	$97,104	$108,367	$(11,263)	(10.4)
Taxable Equivalent Adjustment	4,965	4,488	477	10.6
Net Interest Income (FTE)	102,069	112,855	(10,786)	(9.6)
Fees, Service Charges and Other Revenues	58,812	31,664	27,148	85.7
Securities Gains (Losses) (a)	861	2,713	(1,852)	(68.3)
Derivative Gains (Losses)	71	41	30	73.2
Total Revenue (FTE)	161,813	147,273	14,540	9.9
Provision for Loan Losses	167	2,591	(2,424)	(93.6)
Noninterest Expense	102,617	99,965	2,652	2.7
Income before Taxes	59,029	44,717	14,312	32.0
Provision for Taxes (FTE)	21,360	15,583	5,777	37.1
Net Income	37,669	29,134	8,535	29.3

Per Common Share Data: (Diluted) (b)
Net Income Attributable to Common Shareholders	0.33	0.26	0.07	26.9
Average Diluted Shares Outstanding	115,153	111,947	3,206	2.9
Book Value	12.89	12.35	0.54	4.4
Stock Price	13.93	12.97	0.96	7.4

Performance Ratios:
Return on Average Assets	1.26%	1.07%	0.19%	17.8
Return on Average Common Equity (c)	10.27	8.54	1.73	20.3
Net Interest Margin (FTE)	3.94	4.78	(0.84)	(17.6)
Other Expense to Revenue (Efficiency Ratio) (d)	61.97	67.41	(5.44)	(8.1)
Net Charge-offs to Average Loans (e)	(0.05)	0.03	(0.08)	(266.7)
Reserve for Loan Losses to Ending Loans (e)	0.75	0.77	(0.02)	(2.6)
Non-Performing Loans to Ending Loans (e)	2.26	2.64	(0.38)	(14.4)

Balance Sheet:
Average Assets	$11,927,809	$10,853,047	$1,074,762	9.9
End of Period Balances:
Assets	11,915,163	11,179,752	735,411	6.6
Investments	3,460,917	3,407,989	52,928	1.6
Money Market Investments (f)	15,491	25,599	(10,108)	(39.5)
Commercial Loans and Leases	1,750,809	1,667,150	83,659	5.0
Commercial Real Estate Loans	1,870,169	1,659,565	210,604	12.7
Consumer Loans	1,568,680	1,345,720	222,960	16.6
Residential Real Estate Loans	1,658,240	1,570,000	88,240	5.6
Loans Held for Sale	18,783	12,875	5,908	45.9
Earning Assets	10,343,089	9,688,898	654,191	6.8
Core Deposits (Excluding Brokered CDs)	8,561,114	8,167,743	393,371	4.8
Borrowed Funds (Including Brokered CDs)	1,655,431	1,406,537	248,894	17.7
Common Shareholders’ Equity	1,476,002	1,407,180	68,822	4.9

(a)	Includes no other-than-temporary impairment in third-quarter 2015 and third-quarter 2014.
(b)	Assumes conversion of stock options and restricted stock.
(c)	Based on average common shareholders’ equity of $1,466,677 and $1,364,951 respectively, for 2015 and 2014.
(d)	Noninterest expense before amortization of intangibles as a percent of FTE net interest income and noninterest revenues, excluding net gains from securities transactions.
(e)	Excludes loans held for sale.
(f)	Includes money market investments and Federal Reserve interest earning accounts.

OLD NATIONAL BANCORP

Financial Highlights (Table C)

	Nine-Months Ended
($ in thousands except per-share data) (FTE) Fully taxable equivalent basis.	Sept. 30, 2015	Sept. 30, 2014	$ Change	% Change
Income Data:
Net Interest Income	$280,194	$276,327	$3,867	1.4
Taxable Equivalent Adjustment	14,380	12,675	1,705	13.5
Net Interest Income (FTE)	294,574	289,002	5,572	1.9
Fees, Service Charges and Other Revenues	165,790	109,482	56,308	51.4
Securities Gains (Losses) (a)	4,056	4,861	(805)	(16.6)
Derivative Gains (Losses)	172	291	(119)	(40.9)
Total Revenue (FTE)	464,592	403,636	60,956	15.1
Provision for Loan Losses	2,439	2,228	211	9.5
Noninterest Expense	328,463	286,321	42,142	14.7
Income before Taxes	133,690	115,087	18,603	16.2
Provision for Taxes (FTE)	48,959	40,670	8,289	20.4
Net Income	84,731	74,417	10,314	13.9

Per Common Share Data: (Diluted) (b)
Net Income Attributable to Common Shareholders	0.73	0.70	0.03	4.3
Average Diluted Shares Outstanding	116,800	105,559	11,241	10.6
Book Value	12.89	12.35	0.54	4.4
Stock Price	13.93	12.97	0.96	7.4

Performance Ratios:
Return on Average Assets	0.95%	0.98%	(0.03)%	(3.1)
Return on Average Common Equity (c)	7.63	7.85	(0.22)	(2.8)
Net Interest Margin (FTE)	3.80	4.37	(0.57)	(13.0)
Other Expense to Revenue (Efficiency Ratio) (d)	69.38	70.21	(0.83)	(1.2)
Net Charge-offs to Average Loans (e)	(0.02)	0.03	(0.05)	(166.7)
Reserve for Loan Losses to Ending Loans (e)	0.75	0.77	(0.02)	(2.6)
Non-Performing Loans to Ending Loans (e)	2.26	2.64	(0.38)	(14.4)

Balance Sheet:
Average Assets	$11,923,527	$10,124,212	$1,799,315	17.8
End of Period Balances:
Assets	11,915,163	11,179,752	735,411	6.6
Investments	3,460,917	3,407,989	52,928	1.6
Money Market Investments (f)	15,491	25,599	(10,108)	(39.5)
Commercial Loans and Leases	1,750,809	1,667,150	83,659	5.0
Commercial Real Estate Loans	1,870,169	1,659,565	210,604	12.7
Consumer Loans	1,568,680	1,345,720	222,960	16.6
Residential Real Estate Loans	1,658,240	1,570,000	88,240	5.6
Loans Held for Sale	18,783	12,875	5,908	45.9
Earning Assets	10,343,089	9,688,898	654,191	6.8
Core Deposits (Excluding Brokered CDs)	8,561,114	8,167,743	393,371	4.8
Borrowed Funds (Including Brokered CDs)	1,655,431	1,406,537	248,894	17.7
Common Shareholders’ Equity	1,476,002	1,407,180	68,822	4.9

(a)	Includes $0 and $100 for other-than-temporary impairment in 2015 and 2014.
(b)	Assumes conversion of stock options and restricted stock.
(c)	Based on average common shareholders’ equity of $1,480,308 and $1,264,214 respectively, for 2015 and 2014.
(d)	Noninterest expense before amortization of intangibles as a percent of FTE net interest income and noninterest revenues, excluding net gains from securities transactions.
(e)	Excludes loans held for sale.
(f)	Includes money market investments and Federal Reserve interest earning accounts.